EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of August 1995, by and between The Cosmetic Center, Inc. a Delaware corporation qualified to do business in Maryland with its principal place of business located at 8839 Greenwood Place, Savage, Maryland 20763 ("COMPANY"), and Michael J. Lewis, now residing at 46 Farmhouse Court, Pikesville, Maryland 21208 ("EMPLOYEE").

                                                     RECITALS
         1. The COMPANY is engaged in the specialty retail sale and wholesale distribution of a wide range of brand name cosmetic, fragrance, beauty aides and related items.

         2. EMPLOYEE is Vice President - Retail Operations of the COMPANY.

         3. The COMPANY desires to employ and retain the unique experience, ability and services of EMPLOYEE and EMPLOYEE desires and is willing to undertake and continue such employment with the COMPANY, all upon the terms and conditions hereinafter set forth.
         NOW, THEREFORE, in consideration of the recitals, and of the mutual covenants and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the COMPANY hereby employs EMPLOYEE, and EMPLOYEE hereby accepts employment with the COMPANY, upon the terms and conditions set forth in this Agreement:




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         1.       EMPLOYMENT AND DUTIES
                  During the term of this Agreement, EMPLOYEE shall continue in the employ of the COMPANY and shall devote his entire time and attention to the business and affairs of the COMPANY. During such period EMPLOYEE shall serve as Vice President - Retail Operations and shall serve in such other capacities and perform such duties as the COMPANY shall require from time to time.
                  Further, with respect to any sole proprietorship, firm, company, corporation, joint venture, general or limited partnership, trust or other entity (collectively a "Business Entity") which is a subsidiary or otherwise affiliated with the COMPANY, whether or not controlled by the COMPANY (collectively, an "Affiliate"), EMPLOYEE hereby agrees, at the request of the President of the COMPANY made at any time and from time to time, to serve in such other offices, positions and/or capacities with an Affiliate as to which he may be elected or appointed, and to perform the duties required of him as such.

         2.       TERM OF EMPLOYMENT
                  A. Term. The term of EMPLOYEE'S employment hereunder shall commence on August 1, 1995 and continue until July 31, 1996 (the "Original Term"). The term of EMPLOYEE's employment hereunder shall be automatically extended for successive additional twelve (12) month periods ("Additional Terms") unless a notice to terminate this Agreement is given by the COMPANY to EMPLOYEE, or by EMPLOYEE to the COMPANY, at least ninety (90) days prior to the



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expiration of the Original Term or of the  then-applicable  Additional  Term (if any). The Original Term and any Additional Terms are together referred to herein as the "Entire Term" of this Agreement. On or before the last day of EMPLOYEE's employment hereunder, EMPLOYEE shall execute and deliver to the COMPANY a letter of resignation from all offices then held by EMPLOYEE with the COMPANY and with any Affiliates effective upon said last day of employment hereunder.
                  B. Earlier Termination. Notwithstanding the aforesaid provisions of this Section 2, this Agreement may be terminated pursuant to the terms and conditions of Section 6 prior to what would otherwise be the expiration of this Agreement's Term.

         3.       COMPENSATION OF EMPLOYEE
                  A. Salary. The COMPANY hereby agrees to pay to EMPLOYEE for all services to be rendered by EMPLOYEE in any capacity hereunder (including, but not limited to, services as an officer of the COMPANY and/or of any Affiliate, and with respect to any other offices, positions and/or capacities to which he is elected, or which are assigned to him by the President of the COMPANY and/or by the President of any Affiliate) an annual base salary ("Base
Salary") of One Hundred Fifty Thousand Three Hundred Eighty Dollars ($150,380.00), which shall be paid in accordance with the COMPANY's normal payroll schedule, as maybe increased from time to time by the President.




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                  B. Withholding.  There shall be deducted from each
installment of EMPLOYEE's Salary, and from any other payments to or for the benefit of EMPLOYEE pursuant to this Agreement, all amounts which are at any time and from time to time by applicable laws, (federal, state, county or municipal) required to be deducted by reason of withholding taxes, Social Security contributions and other requisite governmental imposed deductions from the income of employees.
         4.       EMPLOYEE BENEFITS
                  During the Term of this Agreement, the COMPANY shall provide EMPLOYEE with the following benefits, which may be adjusted from time to time:

                  A. Insurance Plans. The COMPANY shall provide EMPLOYEE with benefits, including major medical health insurance for EMPLOYEE and his immediate family, group life and accident insurance, disability income insurance, or similar group insurance plans which the Company may from time to time make available to other employees, all in accordance with the COMPANY's Employee Handbook as then in effect. All matters of eligibility for benefits under any plan or plans of group health, life, accident, disability, medical expense or similar group insurance plans which the COMPANY may at any time and from time to time make available shall be determined in accordance with the provisions of the insurance policies.
                  B.  Vacation and Sick Leave.  EMPLOYEE shall be



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entitled to paid vacation and paid sick leave in the manner  provided for in the
COMPANY's Employee Handbook as then in effect. Upon termination of EMPLOYEE'S employment hereunder, Company shall pay EMPLOYEE for all unused vacation days at the then prevailing salary rate.
                  C. Profit-Sharing and Pension Plans. To the same extent and on the same basis as the COMPANY makes available to all other employees, EMPLOYEE shall have the right to participate in any profit-sharing or pension plan established by COMPANY under the terms and conditions therein contained in such plans and as many be governed by rules established under ERISA.
                  D. Deferred Compensation Plan. To the same extent and on the same basis as the COMPANY makes available to all other employees holding comparable management positions to that of the EMPLOYEE, EMPLOYEE shall have the right to participate in any deferred compensation plan established by COMPANY under the terms and conditions therein contained.
         5.    PROPRIETARY DATA.
                  A. Trade Secrets and Other Confidential Information. During the term of this Agreement and for three (3) years thereafter, EMPLOYEE shall keep confidential any data, documents, or financial or other information of a trade secret or confidential nature relating to the COMPANY's past, present or future operations (the "Proprietary Data"), shall not disclose the Proprietary Data to any third parties other than officers, employees or agents of the COMPANY on a "need to know" basis,



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shall take all necessary steps to ensure that such officers, employees or agents keep such Proprietary Data confidential, and shall use the Proprietary Data only in connection with rendering services to the COMPANY. Upon the end EMPLOYEE's employment with the COMPANY, EMPLOYEE shall promptly return to the COMPANY the originals and all copies of the Proprietary Data in the possession of EMPLOYEE, and shall not use any of the Proprietary Data for his own benefit or for the benefit of any third parties. The covenants contained in this Section 5(a) shall not apply to Proprietary Data which is or becomes a matter of general knowledge in the industry otherwise than by a breach of the provisions of this Section 5(a).
                  B. Injunctive Relief. EMPLOYEE acknowledges that the covenants contained in Sections 5(a) are necessary for the protection of the legitimate business interests of the COMPANY and are reasonable limitations of activities, that the rights of the COMPANY are of a specialized and unique character, and that immediate and irreparable damage will result to the COMPANY if EMPLOYEE fails to or refuses to perform or comply with such covenants. Therefore, notwithstanding any election by the COMPANY to claim damages from EMPLOYEE as a result of any such failure or refusal, the COMPANY may, in addition to any other remedies and damages available, seek an injunction in a court of competent jurisdiction to restrain any such failure or refusal (and no bond or other security shall be required in connection therewith) as applicable to companies that compete with the COMPANY or any of



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its subsidiaries and which operate within the same geographic area as the COMPANY or any of its subsidiaries.

         6.  TERMINATION
                  A. Death. The term of this Agreement shall forthwith terminate upon the death of EMPLOYEE, whereupon the COMPANY shall not have any further obligations or liability hereunder except to pay the EMPLOYEE's estate the unpaid portion, if any, of EMPLOYEE's compensation accrued for the period up to the date of EMPLOYEE's death, plus any other employee benefits due the EMPLOYEE under Section 4 of this Agreement, in such manner as may be prescribed in the applicable plan.
                  B. Total Disability. In the event of the Total Disability (as that term is hereafter defined) of EMPLOYEE for a period of four (4) consecutive calendar months, or for eighty percent (80%) or more of the normal working days during a period of six (6) consecutive full calendar months, the COMPANY shall have the right to end the term of this Agreement by giving EMPLOYEE ten (10) days' written notice. Upon the expiration of such ten (10) days period, the term of this Agreement shall end and the COMPANY shall not have any further obligations hereunder except to pay EMPLOYEE the unpaid portion, if any, of EMPLOYEE's compensation accrued for the period up to the date of termination of EMPLOYEE's employment, plus any other employee benefits due the EMPLOYEE under
Section 4 of this Agreement, in such manner as may be prescribed in the applicable plan. As used in this



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Agreement, the term "Total Disability" shall mean a mental or physical condition which, in the opinion of the COMPANY and in the opinion of two consulting physicians, renders EMPLOYEE unable or incompetent to carry out his obligations hereunder.
                  C. With Cause. The COMPANY shall have the right to terminate the employment of EMPLOYEE at any time for cause (as hereinafter defined) upon at least five (5) days' written notice setting forth the specific details of the action or inaction of EMPLOYEE which constitutes cause. For purposes of the foregoing, "cause" shall mean (i) conviction of a felony or other crime involving moral turpitude or pursuant to which EMPLOYEE is imprisoned, (ii) the use of narcotics or alcohol by EMPLOYEE to an extent which materially interferes with his performance of his duties under this Agreement, (iii) dishonesty of EMPLOYEE in a material matter, (iv) repeated failure by EMPLOYEE to devote proper time and attention to the business of the COMPANY and/or of an Affiliate employing EMPLOYEE in accordance with this Agreement, (v) failure by EMPLOYEE to carry out the directions, policies, instructions and/or decisions of the President of the COMPANY, (vi) repeated and unexcused absenteeism by EMPLOYEE, or (vii) the material breach by EMPLOYEE of any of his obligations or agreements contained herein. Upon such termination, the COMPANY shall have no further obligations or liability hereunder except to pay EMPLOYEE the unpaid portion, if any, of EMPLOYEE's compensation accrued for the period up to the date of termination of EMPLOYEE's employment, plus any other employee benefits due



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the  EMPLOYEE  under  Section  4 of this  Agreement,  in such  manner  as may be prescribed in the applicable plan.
                  D. Without Cause. If the COMPANY at any time during the term of this Agreement desires to terminate EMPLOYEE for any reason other than for cause, the COMPANY shall have the right to terminate the employment of EMPLOYEE at anytime. If the COMPANY shall terminate the employment of EMPLOYEE pursuant to this Section 6D, the term of this Agreement shall end and the COMPANY shall not have any further obligations or liability hereunder except to pay EMPLOYEE the unpaid portion, if any, of EMPLOYEE's compensation accrued for the period up to the date of termination of EMPLOYEE's employment, plus any other employee benefits due the EMPLOYEE under Section 4 of this Agreement, in such manner as may be prescribed in the applicable plan, together with an additional amount of one year's Base Salary, said payment is to be payable in accordance with the COMPANY's normal payroll schedule and is to commence immediately following the effective date of the termination of EMPLOYEE's employment hereunder.
                  E. By EMPLOYEE. If EMPLOYEE at any time is for any reason dissatisfied with the terms and conditions of his employment hereunder, EMPLOYEE shall have the right to terminate his employment upon no less than sixty days' notice to the COMPANY; provided, however, the term of this Agreement shall terminate upon the date set by EMPLOYER which shall in no event be greater than sixty days' from the giving of EMPLOYEE's notice. If EMPLOYEE shall terminate his employment pursuant to this



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Section 6E, the term of this Agreement shall end at the expiration of the notice period and the COMPANY shall have no further obligations or liability hereunder except to pay to EMPLOYEE the unpaid portion, if any, of EMPLOYEE's compensation accrued for the period up to the date of termination, plus any other employee benefits due the EMPLOYEE under Section 4 of this Agreement, in such manner as may be prescribed in the applicable plan.

                  F. After the Expiration of the Term. In the event that, following the expiration of the term of this Agreement, EMPLOYEE shall be terminated by the COMPANY prior to his 65th birthday and the termination shall be for other than "cause" , the COMPANY shall pay EMPLOYEE as a severance allowance an amount equal to one year's annual compensation, plus any other employee benefits due the EMPLOYEE under Section 4 of this Agreement, in such manner as may be prescribed in the applicable plan. The EMPLOYEE's annual compensation shall be the total of his base salary at the rate paid for the month prior to such termination of employment.

         7.  ARBITRATION.
                  Any controversy or claim arising out of or in any way relating to this Agreement, the performance of the parties thereunder, the termination thereof, or the breach thereof, shall be settled by arbitration in Howard County, Maryland, in



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accordance  with the Commercial  Arbitration  Rules of the American  Arbitration
Association, and judgment upon the award rendered by the arbitrator may be entered in any court of the State of Maryland having jurisdiction thereof. The parties agree that any controversy or claim subject to arbitration will be submitted to single arbitrator selected from the panels of Arbitrators of the American Arbitration Rules unless some other method is agreed to by the parties to this Agreement. Additionally, the discovery provisions of the Federal Rules of Civil Procedure then in effect shall apply in any such arbitration and the arbitrator is hereby directed to enforce such Rules. The losing party in any such arbitration shall pay the prevailing party's legal fees and costs as well as the costs of the arbitration. The foregoing agreement to arbitrate shall be specifically enforceable.

         8.       NON-ASSIGNABILITY BY EMPLOYEE
                  EMPLOYEE shall have no right to assign this Agreement or any of his rights or obligations hereunder to another party or parties.
         9.       ASSIGNABILITY BY THE COMPANY
                  the COMPANY shall have the right to assign this Agreement or any of its rights or obligations hereunder, provided that such assignment shall not alter the financial arrangements or basic duties of EMPLOYEE as provided in this Agreement.
         10.      APPLICABLE LAW
                  This Agreement shall be governed by and construed in



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accordance  with the laws of the State of Maryland  applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law.
         11.      NON-WAIVER OF BREACH
                  No failure of either party to exercise any power, right or remedy given such party hereunder, or to insist upon the strict compliance by the other party of any obligation, covenant, term, condition, warranty or agreement hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of such party's rights to demand exact compliance with the terms hereof.
         12.      NUMBER AND GENDER
                  Where text required, words in the singular shall be deemed to include the plural and vice-versa, and words of any gender shall be deemed to include all genders.
         13.      HEADINGS NOT PART OF AGREEMENT
                  Any headings preceding the text of the several Sections and subparagraphs of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.
         14.      NOTICES
                  No  notice,  request,  consent,   approval,  waiver  or  other
communication which may be or is required or permitted to be given under this Agreement shall be effective unless the same is in writing and is delivered in person, or sent by registered or



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certified mail, return receipt requested, first-class postage prepaid, (1) if to the COMPANY to the first  grammatical  paragraph of this  Agreement,  Attention:
President, with a copy to Ronald M. Hirschel, Esquire, 481 North Frederick Avenue, Suite 200, Gaithersburg, Maryland 20877, and (2) if to EMPLOYEE to the address set forth in the first grammatical paragraph of this Agreement, or (effective upon receipt) at any other address that may be given by one party to the other by notice pursuant to this Paragraph 14. Such notices, if sent by registered or certified mail, return receipt requested, first-class postage prepaid, shall be deemed to have been given at the time of mailing.
         15.      ENTIRE AGREEMENT
                  This   Agreement   contains   all   of  the   agreements   and
understandings between the parties hereto with respect to the employment of EMPLOYEE by the COMPANY, and no oral agreements or written correspondence shall be held to affect the provisions hereof.
         16.      PARTIAL INVALIDITY
                  Should any part of this Agreement for any reason be declared or held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of any remaining portion, which remaining portion shall remain in force and effect as of this Agreement had been executed with the invalid or unenforceable portion thereof eliminated.
         17.      AMENDMENTS
                  Neither this Agreement nor any provision hereof may be



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amended, modified, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, change, waiver, discharge or termination is sought.
         18.      BURDEN AND BENEFIT
                  This  Agreement is binding upon, and inures to the benefit of,
the   parties   hereto  and  their   respective   spouses,   heirs,   executors,
administrators, personal and legal representatives, successors and assigns.
         19.      COUNTERPARTS
                  This Agreement may be executed in one or more counterparts and, in such event, all such counterparts shall constitute originals and all such counterparts shall constitute a single agreement.
         20.      NO INFERENCE AGAINST AUTHOR
                  No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.




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                  IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the day and year hereinabove first written.
                                            COMPANY:
                                            THE COSMETIC CENTER, INC.



                                            /s/ BEN KOVALSKY       (SEAL)
                                            Ben Kovalsky,
                                            President


WITNESS: /s/ BRUCE E. STROHL                 EMPLOYEE:


                                            /s/ MICHAEL J. LEWIS   (SEAL)
                                            Michael J. Lewis







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